Exhibit 99.2

GOVERNMENT PROPERTIES TRUST, INC.

Supplemental Operating and Financial Data
For the Quarter Ended
March 31, 2004

CORPORATE DATA
Company Background	3
Investor Information/Common Stock Data/Dividend Per Share	4
CONSOLIDATED FINANCIAL RESULTS
Financial Highlights	5
Consolidated Balance Sheets	6
Consolidated Statements of Operations	7
Consolidated Statements of Cash Flows	8
Funds from Operations	9
Reconciliation of Earnings Before Interest, Taxes and	10
Depreciation and Amortization
Debt Summary	11
PORTFOLIO DATA
Portfolio Overview	12
Occupancy and Delinquency Rates	13
Forward-looking information and Non-GAAP information	14

COMPANY BACKGROUND

Government Properties Trust, Inc. invests in single tenant properties under long-term leases to the U.S. government, state governments, local governments, and government-sponsored enterprises. We are a self-managed, self-administered real estate investment trust, or REIT. We believe that we are the only public company focused solely on investing in government-leased properties.

Our business consists of buying and managing recently built or renovated office properties primarily leased to the federal government, acting through the General Services Administration (“GSA”), the federal government’s property management arm, under long-term leases. We began formal operations with our first property acquisition in December 2002. At March 31, 2004, we owned five GSA-leased properties located throughout the United States (one property acquired in the first quarter of 2003, three properties in the second quarter of 2003 and one property acquired in 2004). These properties are 100% occupied and had a weighted-average remaining lease term of approximately 13 years based on the square footage of the properties as of March 31, 2004. Our tenants include the U.S. Department of Justice, the Drug Enforcement Administration, the Federal Bureau of Investigation, the Bureau of Public Debt and the Social Security Administration. We own each of our properties through separate wholly-owned entities. We intend to expand our portfolio by acquiring additional government-leased properties. At March 31, 2004, we also owned one property that was leased to the Federal Express Corporation. We intend to sell the Federal Express property.

We completed an initial public offering of our common stock and listed our common stock on the NYSE in January 2004. In connection with this offering, we received net proceeds (after expenses) of approximately $177 million. At this time, we also reincorporated in Maryland and changed our name to Government Properties Trust, Inc. The historical operations included in the consolidated financial statements are those of our predecessor company (Gen-Net Lease Income Trust, Inc.).

This Supplemental Operating and Financial Data package supplements the information provided in our annual report filed with the Securities and Exchange Commission (SEC). Additional information about us and our properties is also available at our website www.gptrust.com.

INVESTOR INFORMATION

BOARD OF DIRECTORS

Jerry D. Bringard	Robert M. Ames
Chairman

Spencer I. Browne	Philip S. Cottone

Robert A. Peck	Thomas D. Peschio

Richard H. Schwachter
MANAGEMENT

Thomas D. Peschio	Nancy D. Olson
President & Chief Executive Officer	Chief Financial Officer, Treasurer

Oscar Peterson	D. Gary Marron
Director of Asset Acquisition	Director of Asset Management

James E. Okell	Edward C. Fuxa
Director of Acquisition Processing	Director of Accounting and Finance

COMPANY INFORMATION

Corporate Headquarters	Investor Relations Contact
10250 Regency Circle	Sharon D. Latham
Suite 100	(402) 391-0010 ext. 207
Omaha, Nebraska 68114	(402) 391-4144 (fax)
(402) 391-0010	slatham@gptrust.com

TRADING MARKET

Our common stock is traded on the New York Stock Exchange under the symbol “GPP.” Our common stock began trading on January 27, 2004.

DIVIDENDS

We declared our initial dividend of $0.075 per share of common stock, which we paid on January 31, 2003. We paid subsequent dividends of $0.15 per share on April 15, 2003, July 15, 2003, October 15, 2003, January 15, 2004 and April 15, 2004.

GOVERNMENT PROPERTIES TRUST, INC.
First Quarter 2004
FINANCIAL HIGHLIGHTS

	(Unaudited)
	Three Months Ended March 31,
	2004	2003
Income Items
Rental income	$1,043,993	$76,405
Loss from continuing operations (1)	(2,919,609)	(66,869)
Net loss (1)	(2,915,738)	(46,209)
Loss from continuing operations per common share	(0.20)	(0.12)
Net loss per common share	(0.20)	(0.08)
Funds from operations (FFO) (1),(2)	(2,637,998)	(22,436)
FFO per common share	(0.18)	(0.04)
Earnings before interest, taxes and depreciation and amortization (EBITDA) (3)	(138,901)	(9,998)
Dividends declared per share	0.15	0.15

	March 31,	December 31,
	2004	2003
Balance Sheet Items
Investment in real estate, net	$38,310,649	$34,074,023
Total debt (4)	24,569,360	29,437,225

(1)	Includes expense of $2,097,900 in 2004 for issuance of warrant.

(2)	For reconciliation of the difference between FFO and net loss, see page 9.

(3)	For reconciliation of the difference between EBITDA and net loss, see page 10.

(4)	Excludes approximately $3.1 million of debt related to property held for sale.

GOVERNMENT PROPERTIES TRUST, INC.
First Quarter 2004
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Real estate at cost
Land	$5,308,237	$4,545,637
Building and improvements	27,211,715	24,050,859
Tenant origination costs	6,769,146	6,200,441
Furniture and equipment	59,060	34,486

	39,348,158	34,831,423
Accumulated depreciation	(1,037,509)	(757,400)

	38,310,649	34,074,023
Cash and cash equivalents	149,521,349	760,859
Restricted cash escrows	199,798	268,885
Restricted cash for letter of credit	17,336,718	—
Tenant receivables	385,831	332,651
Notes receivable from tenant	815,884	111,773
Deferred costs, net	121,865	1,948,350
Real estate deposits	1,000,000	500,000
Property held for sale	4,271,071	4,266,438
Other assets	760,979	411,607

Total assets	$212,724,144	$42,674,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$848,316	$2,116,101
Dividends payable	3,102,075	147,536
Lines of credit	—	3,047,655
Mortgage notes payable	24,569,360	24,647,478
Mortgage notes payable — affiliate	—	1,639,219
Liabilities related to property held for sale	3,211,888	3,195,359
Advances from affiliate	—	102,873

Total liabilities	31,731,639	34,896,221
Stockholders’ equity:
Common stock ($0.01 par value at March 31, 2004 and $10 par value at December 31, 2003; 50,000,000 shares authorized, 20,680,502 and 975,552 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively)	205,093	9,755,527
Accumulated deficit	(3,302,324)	(386,586)
Additional paid-in capital	187,709,088	(1,073,299)
Dividends declared	(3,619,352)	(517,277)

Total stockholders’ equity	180,992,505	7,778,365

Total liabilities and stockholders’ equity	$212,724,144	$42,674,586

GOVERNMENT PROPERTIES TRUST, INC.
First Quarter 2004
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	Three Months Ended March 31,
	2004	2003
Rental income	$1,043,993	$76,405

Expenses
Property operations	247,778	12,618
Real estate taxes	148,097	5,236
Depreciation and amortization	280,109	24,148
General administration	1,030,544	95,520

Total expense	1,706,528	137,522
Operating income (loss)	(662,535)	(61,117)
Other income	243,269	6,311
Interest expense:
Expense	(398,829)	(12,063)
Expense from issuance of warrant	(2,097,900)	—
Amortization of deferred financing fees	(3,614)	—

Loss from continuing operations	(2,919,609)	(66,869)
Discontinued operations
Income from property held for sale	3,871	20,660

Net loss	$(2,915,738)	$(46,209)

Earnings per share (basic and diluted)
Loss from continuing operations	$(0.20)	$(0.12)

Income from discontinued operations	$—	$0.04

Net loss	$(0.20)	$(0.08)

Distributions declared per share	$0.15	$0.15

Weighted average shares outstanding (basic and diluted)	14,712,297	553,281

GOVERNMENT PROPERTIES TRUST, INC.
First Quarter 2004
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities
Net loss	$(2,915,738)	$(46,209)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	280,109	24,147
Amortization of deferred financing fees	3,614	—
Compensation expense	108,751	—
Expense from issuance of warrant	2,097,900	—
Changes in assets and liabilities:
Restricted cash escrows	69,087	(680,470)
Tenant receivables	(53,180)	—
Note receivable from tenant	(704,111)	—
Other assets	(337,476)	(82,153)
Accounts payable and accrued expenses	555,086	(51,535)

Net cash (used in) provided by operating activities	(895,958)	(836,220)

Investing activities
Expenditures for real estate	(4,416,735)	(2,399,316)
Restricted cash for letter of credit	(17,336,718)	—
Deposit on future real estate purchases	(600,000)	(586,262)

Cash used in investing activities	(22,353,453)	(2,985,578)
Financing activities
Net (repayment) borrowing under lines of credit	(3,047,655)	1,547,464
Payments on mortgage notes payable — affiliate	(1,639,219)	—
Repayments of advances from affiliate	(102,873)	(196,462)
Principal payments on mortgage notes payable	(78,118)	—
Proceeds from sale of common stock	193,202,100	3,935,930
Offering costs paid	(16,176,798)	(398,199)
Dividends paid	(147,536)	(11,019)

Net cash provided by (used in) financing activities	172,009,901	4,877,714

Net (decrease) increase in cash	148,760,490	1,055,916
Cash, beginning of period	760,859	2,314,319

Cash, end of period	$149,521,349	$3,370,235

GOVERNMENT PROPERTIES TRUST, INC.
First Quarter 2004
FFO RECONCILIATION

	Three Months Ended March 31,
	2004	2003
Net loss	$(2,915,738)	$(46,209)
Adjustments to reconcile to funds from operations Real estate depreciation and amortization (1)	277,740	23,773

Funds from Operations	$(2,637,998)	$(22,436)

Funds from Operations per common share	$(0.18)	$(0.04)

Weighted average shares outstanding	14,712,297	553,281

(1)	Excludes depreciation of non-real estate assets of $2,368 for the three months ended March 31, 2004 and $375 for the three months ended March 31, 2003.

GOVERNMENT PROPERTIES TRUST, INC.
First Quarter 2004
EBITDA RECONCILIATION

	Three Months Ended March 31,
	2004	2003
Net loss	$(2,915,738)	$(46,209)
Add back
Depreciation and amortization	280,108	24,148
Interest expense	398,829	12,063
Expense from issuance of warrant (1)	2,097,900	—

EBITDA	$(138,901)	$(9,998)

(1)	Relates to a non-cash expense for the issuance of a warrant to an affiliate of one of our underwriters who provided a line of credit to us.

GOVERNMENT PROPERTIES TRUST, INC.
First Quarter 2004
DEBT SUMMARY

	Interest	Principal	Maturity	Due at
	Rate	Balance	Date	Maturity
Fixed Interest Rate Debt
Charleston, WV property	5.74%	$13,861,801	05/01/13	$11,868,419
Clarksburg, WV property	5.74%	8,242,821	05/01/13	7,056,282
Kingsport, TN property	8.23%	2,276,508	04/01/10	2,008,307
Kingsport, TN property	8.00%	188,230	04/01/10	183,270
Harahan, LA property	5.70%	3,147,249	01/11/13	2,257,588

Total/Weighted Average Fixed Rate Debt	5.96%	$27,716,609		$23,373,866

DEBT MATURITIES (1)
	Amount
2004	320,377
2005	342,033
2006	362,838
2007	380,048
2008	412,926
Thereafter	22,751,138

	$24,569,360

(1)	Excludes $3.1 million for Harahan mortgage debt obligation related to property.

GOVERNMENT PROPERTIES TRUST, INC.
First Quarter 2004
PROPERTY PORTFOLIO

					Gross
		Year Built/	Sq. Ft.	Rent/	Annualized	Lease Maturity/
Location	Tenant/Occupant	Renovated	Leased	Sq. Foot	Rent	Early Termination	Lease Type
Bakersfield, CA	United States of America Drug Enforcement Administration	2000	9,800	$31.97	$313,275	Nov. 2010/Nov.2008	Modified Gross Lease
Kingsport, TN	United States of America/Social Security Administration	1999	22,848	$17.32	$395,291	Oct. 2014/Oct.2009	Modified Gross Lease
Charleston, WV	United States of America/Social Security Administration	1959/1999	90,050	$22.19	$1,998,170	Dec. 2019/None	Modified Gross Lease
Clarksburg, WV	United States of America/Department of Justice,
	Drug Enforcement Administration, Federal Bureau of
	Investigation, Social Security Administration	1998	55,443	$23.20	$1,286,017	Jan. 2019/Jan. 2016	Modified Gross Lease
Mineral Wells, WV	Bureau of Public Debt	2003	38,324	$12.54	$480,583	Sept. 2017/Sept. 2012	Modified Gross Lease
Harahan (New Orleans, LA)	Federal Express Corporation (1)	1996	70,707	$5.14	$363,440	Feb.2016/None	Net Lease

(1)	We intend to sell the Harahan property.

GOVERNMENT PROPERTIES TRUST, INC.
First Quarter 2004
OCCUPANCY AND DELINQUENCY RATES

During all of 2003 and during the three months ended
March 31, 2004,
each of our properties was:

•	100% occupied

•	had no delinquencies.

GOVERNMENT PROPERTIES TRUST, INC.

LEGAL NOTICES

Forward-looking information

This report contains forward-looking statements. These forward-looking statements include estimates regarding our gross annualized rent.

These and other forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the fact that our management only recently joined us; we must invest the proceeds of our recent IPO on acceptable terms and timeframes; we depend on the U.S. government for a significant portion of our revenues; our properties may have a higher risk of terrorist attack because the U.S. government is our principal tenant; we plan to debt to finance, on average, approximately 75% of the acquisition cost of the properties we buy; some of our leases may not provide for a full pass-through of increases in property operating costs; we may make distributions that include a return of capital as well as the other the risks discussed from time to time in our SEC filings.

All forward-looking statements included in this report are based on information available to us on the date hereof. We assume no obligation to update any forward-looking statements.

Non-GAAP Financial Information

This report contains non-GAAP financial information, including funds from operations (FFO) and earnings before interest, taxes, depreciation and amortization (EBITDA). This report also contains the most directly comparable GAAP information and a GAAP to non-GAAP reconciliation.

We believe FFO and EBITDA are useful to investors as an indicator of our ability to service debt and pay cash distributions. We use FFO and EBITDA for internal budgeting and planning purposes.

FFO and EBITDA, as calculated by us, may not be comparable to FFO and EBITDA reported by other companies that do not define these terms exactly as we define them. FFO and EBITDA do not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.